UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2014

MATTRESS FIRM HOLDING CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35354	20-8185960
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5815 Gulf Freeway, Houston, Texas	77023
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 923-1090

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                   Entry into a Material Definitive Agreement.

Effective October 20, 2014, Mattress Holding Corp. (the “Borrower”), a Delaware corporation and indirect subsidiary of Mattress Firm Holding Corp., a Delaware corporation, entered into a $125 million asset-backed loan credit agreement dated October 20, 2014, among the Borrower, Mattress Holdco, Inc., the lenders and issuers party thereto, and Barclays Bank PLC, as administrative agent, collateral agent and issuer (the “ABL Credit Agreement”).

The ABL Credit Agreement is a committed senior revolving credit facility, secured by the assets of the borrower and the guarantors, that permits aggregate borrowings of up to $125 million, and contains within the facility, a letter of credit facility that, at any time outstanding, is limited to $50 million and a swing line facility that, at any time outstanding, is limited to $20 million. Subject to customary conditions, the Borrower may request that the lenders’ aggregate commitments with respect to the revolving credit facility be increased by up to $75 million. The facility has a scheduled termination date of October 20, 2019.

Loans under the ABL Credit Agreement bear interest by reference, at the Borrower’s election, to the LIBOR rate or base rate, provided, that swing line loans bear interest by reference only to the base rate. The applicable margin on LIBOR rate loans varies from 1.25% to 1.75% and the applicable margin on base rate loans varies from 0.25% to 0.75%, in each case determined based upon the Borrower’s average excess available borrowing capacity for the prior three month period. A letter of credit issuance fee is payable by the Borrower equal to 0.125% per annum multiplied by the average daily amount available to be drawn under the applicable letter of credit, as well as an additional fee equal to the applicable margin for LIBOR rate loans times the daily amount available to be drawn under all outstanding letters of credit. The commitment fee rate payable to the lenders for the revolving facility varies from 0.25% to 0.375%.

Mattress Holdco, Inc., the parent company of the Borrower, and each domestic subsidiary of the Borrower other than immaterial subsidiaries will unconditionally guarantee all existing and future indebtedness and liabilities of the other guarantors and the Borrower arising under the ABL Credit Agreement and other loan documents.

The ABL Credit Agreement requires compliance with one financial covenant. The Borrower must not permit its fixed charge coverage ratio to not be less than 1.0 to 1.0. The ABL Credit Agreement generally defines the fixed charge coverage ratio as the ratio of (a) adjusted EBITDA less capital expenditures less all taxes paid or payable in cash by the borrower and guarantors to (b) the sum of fixed charges, in each case, determined as of the most recently ended four fiscal quarter period. The ABL Credit Agreement also contains customary representations, warranties and affirmative and negative covenants.

Events of default under the ABL Credit Agreement include failure to pay principal or interest when due, failure to comply with the financial and operational covenants, a cross default on another covenant or agreement, failure of any transaction document to be enforceable or effective, a change of control, bankruptcy or other insolvency events. If an event of default occurs and is continuing, then the lenders holding the majority of the outstanding loans have the right, among others, to (i) terminate the commitments under the ABL Credit Agreement, (ii) accelerate and require the Borrower to repay all the outstanding amounts owed under any transaction document (provided that in limited circumstances with respect to insolvency and bankruptcy of the Borrower, such acceleration is automatic), and (iii) require the Borrower to cash collateralize any outstanding letters of credit.

A copy of the ABL Credit Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1.  The foregoing description is qualified by reference in its entirety to such exhibit.

Effective October 20, 2014, the Borrower, entered into a $720 million term loan credit agreement dated October 20, 2014, among the Borrower, Mattress Holdco, Inc., the lenders party thereto, and Barclays Bank PLC, as administrative agent and collateral agent (the “Term Loan Credit Agreement”).

Term loans in the aggregate principal amount of $720 million were issued under the Term Loan Credit Agreement on October 20, 2014. The maturity date under the Term Loan Credit Agreement is October 20, 2021.

Loans under the Term Loan Credit Agreement bear interest by reference, at the Borrower’s election, to the LIBOR rate or base rate. The applicable margin on LIBOR rate loans varies from 4.00% to 4.25% and the applicable margin on base rate loans varies from 3.00% to 3.25%, in each case determined based upon the Borrower’s total net leverage ratio.

Mattress Holdco, Inc., the parent company of the borrower, and each domestic subsidiary of the Borrower other than immaterial subsidiaries will unconditionally guarantee all existing and future indebtedness and liabilities of the other guarantors and the Borrower arising under the Term Loan Credit Agreement and other loan documents.   The Term Loan Credit Agreement contains customary representations, warranties and affirmative and negative covenants.

Events of default under the Term Loan Credit Agreement include failure to pay principal or interest when due, failure to comply with the covenants, a cross default on another covenant or agreement, failure of any transaction document to be enforceable or effective, a change of control, and bankruptcy or other insolvency events. If an event of default occurs and is continuing, then the lenders holding a majority of the outstanding loans have the right, among others, to (i) declare the commitments and their obligations under the Term Loan Credit Agreement, and (ii) accelerate and require the Borrower to repay all the outstanding amounts owed under any transaction document (provided that in limited circumstances with respect to insolvency and bankruptcy of the Borrower, such acceleration is automatic).

A copy of the Term Loan Credit Agreement is attached to this Current Report on Form 8-K as Exhibit 10.2.  The foregoing description is qualified by reference in its entirety to such exhibit.

Item 1.02                   Termination of a Material Definitive Agreement

In connection with and effective upon the closing of the ABL Credit Agreement and the Term Loan Credit Agreement described in Item 1.01 above, the Borrower terminated its then-existing Credit Agreement dated November 5, 2012 (as amended, the “2012 Credit Agreement”) among the Borrower, as borrower, Mattress Holdco, Inc., UBS AG, Stamford Branch, as administrative agent and lender, and each of the other lenders party thereto, and all documents and agreements contemplated by and relating to the 2012 Credit Agreement. All letters of credit outstanding under the 2012 Credit Agreement continued uninterrupted and were deemed to have been issued under the ABL Credit Agreement. The termination of the 2012 Credit Agreement was a condition precedent to the closing of the ABL Credit Agreement. There were no termination penalties incurred by the Borrower in connection with the termination of the 2012 Credit Agreement.

Item 2.01                   Completion of Acquisition or Disposition of Assets.

On October 20, 2014, Mattress Firm, Inc., a Delaware corporation and wholly owned indirect subsidiary of Mattress Firm Holding Corp., a Delaware corporation (the “Company”), acquired all of the outstanding equity interests in The Sleep Train, Inc. (“Sleep Train”), the leading West Coast based bedding specialty retailer, for an aggregate purchase price of $425 million, subject to working capital and other customary purchase price adjustments.  As further consideration, the Company has agreed to assume certain additional liabilities totaling approximately $15 million. Sleep Train operates approximately 310 specialty mattress retail stores located in California, Oregon, Washington, Idaho, Nevada and Hawaii.  The former Sleep Train shareholders included Mr. Dale R. Carlsen, Mr. Robert Killgore, other members of management and their respective beneficiaries, as well as an employee stock ownership plan.  Subject to certain limitations, each party has agreed to indemnify the other parties for breaches of representations, warranties and covenants, and other specified matters.   A portion of the purchase price will be deposited into escrow to serve as a source of recovery for certain indemnification obligations of the sellers and specified purchase price adjustments.

The purchase price payable to the selling shareholders was reduced by certain payment obligations of Sleep Train, including the repayment of certain indebtedness of Sleep Train.  Ten percent of the adjusted purchase price was paid to the shareholders of Sleep Train in the form of 745,147 shares of common stock, par value $0.01 per share, of the Company.  The remainder of the purchase price consideration consisted of a cash payment of $309,658,039.93.

Item 2.03                   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information described in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 5.02                   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective October 20, 2014, in connection with the consummation of the acquisition of The Sleep Train, Inc. (“Sleep Train”) described in Item 2.01 above, Mattress Firm Holding Corp., a Delaware corporation (the “Company”), announced the election of Mr. Dale R. Carlsen, former founder and chief executive officer of Sleep Train, as the Company’s President and Chief Strategy Officer.  Mr. Steve Stagner, who previously held the role of the Company’s President and Chief Executive Officer, will remain as the Company’s Chief Executive Officer.  Mr. Carlsen, age 52, founded Sleep Train in 1985 and has served as its chief executive officer since the company’s formation.  Mr. Carlsen entered the industry in 1980, while still in college, working for California Mattress Company, a Lady Americana manufacturer.

There is no arrangement or understanding between Mr. Carlsen and any other person pursuant to which Mr. Carlsen was selected as an officer of the Company.  Other than as described above, including in Item 2.01, there are no transactions involving Mr. Carlsen requiring disclosure under Item 404(a) of Regulation S-K of the SEC.

On October 20, 2014, the Company and Mattress Firm, Inc., a wholly-owned subsidiary of the Company, entered into an employment agreement with Mr. Carlsen.  The term of Mr. Carlsen’s employment agreement will continue until January 31, 2017, and for successive one year terms thereafter, unless terminated by either party upon three months prior written notice. Mr. Carlsen’s compensation during the term of his employment, including base salary and any bonus compensation, will be determined by the compensation committee of the board of directors. The employment agreement is attached as Exhibit 10.3.

Pursuant to his employment agreement, except as described below, upon termination of Mr. Carlsen’s employment and his execution of a release, he is entitled to receive (a) earned but unpaid base salary and any accrued and unpaid benefits pursuant to the Company’s employee benefit plans or programs in which Mr. Carlsen participates on his last day of employment, (b) if the termination is on or after the last day of any fiscal year for which a bonus is payable, the amount of such bonus, (c) eighteen months’ salary continuation and (d) eighteen months’ continuation of medical and dental coverage (unless and until he becomes covered by another employer’s medical and dental plans).  Mr. Carlsen will receive these same benefits in the event of a termination of his employment due to disability as well as continuation of disability insurance coverage to the extent necessary to continue benefits that Mr. Carlsen became entitled to receive prior to the termination of his employment with the Company.  Additionally, in the event of a termination of Mr. Carlsen’s employment without Cause or for Good Reason, all unvested equity awards which are subject to time-based vesting requirements, made to Mr. Carlsen under the Mattress Firm Holding Corp. 2011 Omnibus Incentive Plan, will immediately vest.

Pursuant to his employment agreement, if Mr. Carlsen’s employment is terminated by the Company for Cause or by Mr. Carlsen other than for Good Reason, he is only entitled to receive earned but unpaid base salary and any accrued and unpaid benefits pursuant to the Company’s employee benefit plans or programs in which Mr. Carlsen participates on his last day of employment.

“Cause” is defined to mean the employee’s (i) the employee’s dishonesty or bad faith in connection with the performance of his duties; (ii) a refusal or failure by the employee to use his best efforts to perform duties consistent with the office(s) held by him as requested by the Board of Directors of the Company which would not give rise to Good Reason and which is not cured within thirty (30) days after written notice is delivered by the Board of Directors of the Company to the employee; (iii) the employee’s conviction of a felony; (iv) the failure of the employee to notify the Board of Directors of any material relationships between him and/or any member of his immediate family with any person or entity with whom the Company or any of its subsidiaries has a material business relationship; or (v) a material breach of the provisions in the employment agreement relating to confidentiality, non-competition, non-solicitation and certain other matters.  “Good Reason” is defined to mean a demotion, including restructuring the Company such that Mr. Carlsen no longer serves as the second highest ranking officer and/or that the co-chief operating officers no longer report to Mr. Carlsen, a reduction in base salary, a relocation of the employee’s base location of employment, the discontinuation of any employee benefit without comparable substitution, the Company’s failure to reasonably provide Mr. Carlsen with an office or a full-time base salary level payable to Mr. Carlsen’s secretarial support, similar to that enjoyed by Mr. Carlsen during his employment with Sleep Train, or a material breach of the employment agreement by the Company, in each case, following a specified cure period.

In the event of a termination of employment due to Mr. Carlsen’s death, his estate will be entitled to receive (a) earned but unpaid base salary and any accrued and unpaid benefits pursuant to the Company’s employee benefit plans or programs in which Mr. Carlsen participates on his last day of employment, (b) if the termination is on or after the last day of any fiscal year for which a bonus is payable, the amount of such bonus, and (c) eighteen months’ salary continuation.

If Mr. Carlsen’s employment is not renewed at the expiration of the then-current term by the Company, upon his execution of a release, he is entitled to receive (a) earned but unpaid base salary and any accrued and unpaid benefits pursuant to the Company’s employee benefit plans or programs in which Mr. Carlsen participates on his last day of employment, (b) if the termination is on or after the last day of any fiscal year for which a bonus is payable, the amount of such bonus, (c) eighteen months’ salary continuation and (d) eighteen months’ continuation of medical and dental coverage (unless and until he becomes covered by another employer’s medical and dental plans).

Mr. Carlsen has agreed to non-competition and non-solicitation obligations for two years following employment termination.

The foregoing description of the employment agreement is qualified in its entirety by reference to the full text of the employment agreement, a copy of which is attached as Exhibit 10.3 hereto and is incorporated herein by reference.

The Company also announced the election of Mr. Robert Killgore, formerly the chief operating officer of Sleep Train, as the Co-Chief Operating Officer of the Company effective October 20, 2014 in connection with the consummation of the acquisition of Sleep Train.  Mr. Ken Murphy, who previously held the role of the Company’s Chief Operating Officer, will be the Company’s other Co-Chief Operating Officer.  Mr. Killgore, age 47, joined Sleep Train in 1986.  He served as the company’s executive vice president of sales and marketing until 2011, when he assumed the role of chief operating officer.

There is no arrangement or understanding between Mr. Killgore and any other person pursuant to which Mr. Killgore was selected as an officer of the Company.  Other than as described above, including in Item 2.01, there are no transactions involving Mr. Killgore requiring disclosure under Item 404(a) of Regulation S-K of the SEC.

On October 20, 2014, the Company and Mattress Firm, Inc., a wholly-owned subsidiary of the Company, entered into an employment agreement with Mr. Killgore.  The term of Mr. Killgore’s employment agreement will continue until January 31, 2017, and for successive one year terms thereafter, unless terminated by either party upon three months prior written notice. Mr. Killgore’s compensation during the term of his employment, including base salary and any bonus compensation, will be determined by the compensation committee of the board of directors. The employment agreement is attached as Exhibit 10.4.

Pursuant to his employment agreement, except as described below, upon termination of Mr. Killgore’s employment and his execution of a release, he is entitled to receive (a) earned but unpaid base salary and any accrued and unpaid benefits pursuant to the Company’s employee benefit plans or programs in which Mr. Killgore participates on his last day of employment, (b) if the termination is on or after the last day of any fiscal year for which a bonus is payable, the amount of such bonus, (c) twelve months’ salary continuation and (d) twelve months’ continuation of medical and dental coverage (unless and until he becomes covered by another employer’s medical and dental plans).  Mr. Killgore will receive these same benefits in the event of a termination of his employment due to disability as well as continuation of disability insurance coverage to the extent necessary to continue benefits that Mr. Killgore became entitled to receive prior to the termination of his employment with the Company.

Pursuant to his employment agreement, if Mr. Killgore’s employment is terminated by the Company for Cause or by Mr. Killgore other than for Good Reason, he is only entitled to receive earned but unpaid base salary and any accrued and unpaid benefits pursuant to the Company’s employee benefit plans or programs in which Mr. Killgore participates on his last day of employment.  “Cause” is defined to mean the employee’s (i) the employee’s dishonesty or bad faith in connection with the performance of his duties; (ii) a refusal or failure by the employee to use his best efforts to perform duties consistent with the office(s) held by him as requested by the Board of Directors of the Company which would not give rise to Good Reason and which is not cured within thirty (30) days after written notice is delivered by the Board of Directors of the Company to the employee; (iii) the employee’s conviction of a felony; (iv) the failure of the employee to notify the Board of Directors of any material relationships between him and/or any member of his immediate family with any person or entity with whom the Company or any of its subsidiaries has a material business relationship; or (v) a material breach of the provisions in the employment agreement relating to confidentiality, non-competition, non-solicitation and certain other matters.  “Good Reason” is defined to mean a demotion, a reduction in base salary, a relocation of the employee’s base location of employment, the discontinuation of any employee benefit without comparable substitution, or a material breach of the employment agreement by the Company, in each case, following a specified cure period.

In the event of a termination of employment due to Mr. Killgore’s death, his estate will be entitled to receive (a) earned but unpaid base salary and any accrued and unpaid benefits pursuant to the Company’s employee benefit plans or programs in which Mr. Killgore participates on his last day of employment, (b) if the termination is on or after the last day of any fiscal year for which a bonus is payable, the amount of such bonus, and (c) twelve months’ salary continuation.

If Mr. Killgore’s employment is not renewed at the expiration of the then-current term by the Company, upon his execution of a release, he is entitled to receive (a) earned but unpaid base salary and any accrued and unpaid benefits pursuant to the Company’s employee benefit plans or programs in which Mr. Killgore participates on his last day of employment, (b) if the termination is on or after the last day of any fiscal year for which a bonus is payable, the amount of such bonus, (c) nine months’ salary continuation and (d) nine months’ continuation of medical and dental coverage (unless and until he becomes covered by another employer’s medical and dental plans).

Mr. Killgore has agreed to non-competition and non-solicitation obligations for two years following employment termination.

The foregoing description of the employment agreement is qualified in its entirety by reference to the full text of the employment agreement, a copy of which is attached as Exhibit 10.4 hereto and is incorporated herein by reference.

Effective October 20, 2014, in connection with the consummation of the Sleep Train acquisition described in Item 2.01 above, the board of directors (the “Board”) of the Company, approved the expansion of the size of the Board from nine to eleven members. Also effective October 20, 2014, the Board elected Mr. Carlsen to fill one of the vacancies created by the increase in the size of the Board as a Class III director, with a term expiring at the annual meeting of the stockholders of the Company held in 2017. Mr. Carlsen will also serve as the vice chairman of the Board. As a non-independent director, Mr. Carlsen is not eligible to receive any compensation for his service as a director of the Company.

Effective October 20, 2014, the Board elected Mr. Ronald J. Mittelstaedt to fill one of the vacancies created by the increase in the size of the Board as a Class II director, with a term expiring at the annual meeting of the stockholders of the Company held in 2016.  Mr. Mittelstaedt has been the chief executive officer of Waste Connections, Inc. (WCN), an integrated solid waste services company that provides waste collection, transfer, disposal and recycling services in mostly exclusive and secondary markets, since the company’s formation in 1997 and has served as chairman of the board of Waste Connections, Inc. since January 1998.  As an independent director, Mr. Mittelstaedt is eligible to receive annual compensation in the amount of $50,000, paid in cash quarterly.  The annual compensation will be pro rated for fiscal year 2014.  In accordance with the Company’s Independent Director Compensation Policy, Mr. Mittelstaedt is also eligible for a one-time grant of shares of restricted stock of the Company with an aggregate value of $50,000, which will vest in full on the first anniversary of the date of grant. A pro rated grant of shares of restricted stock in respect of the 2014 fiscal year was approved on October 20, 2014 by the compensation committee of the Board of Directors.

In accordance with the Company’s customary practice, the Company has entered into an indemnification agreement with each of Messrs. Carlsen and Mittelstaedt, which requires the Company to indemnify each director against certain liabilities that may arise in connection with his status or service as a director. The indemnification agreement also provides for an advancement of expenses incurred by either Mr. Carlsen or Mr. Mittelstaedt in connection with any proceeding relating to his status as a director. The foregoing description is qualified in its entirety by the full text of the form of indemnification agreement, which is filed herewith as Exhibit 10.5, and which is incorporated herein by reference.  This form reflects immaterial updates from the form of indemnification agreement previously filed by the Company.

There is no arrangement or understanding between Mr. Mittelstaedt and any other person pursuant to which Mr. Mittelstaedt was selected as a director. Other than as described above, there are no transactions involving Mr. Mittelstaedt requiring disclosure under Item 404(a) of Regulation S-K of the SEC.

There is no arrangement or understanding between Mr. Carlsen and any other person pursuant to which Mr. Carlsen was selected as a director. Other than as described above, including in Item 2.01, there are no transactions involving Mr. Carlsen requiring disclosure under Item 404(a) of Regulation S-K of the SEC.

Item 8.01                   Other Events

On October 20, 2014, Mattress Firm Holding Corp., a Delaware corporation (the “Company”), issued a press release announcing the completion of the previously announced acquisition of The Sleep Train, Inc. (“Sleep Train”) by the Company’s subsidiary, pursuant to the Purchase and Sale Agreement (the “Purchase Agreement”) among Mattress Firm, Inc., the Company, The Sleep Train, Inc., the shareholders of The Sleep Train, Inc. as named therein, Dale R. Carlsen, in his individual capacity, Robert D. Killgore, in his individual capacity, and Dale R. Carlsen, as shareholder representative.  Pursuant to the Purchase Agreement, the Company indirectly acquired all of the issued and outstanding equity interests in Sleep Train for an aggregate purchase price of approximately $425 million, subject to working capital and other customary purchase price adjustments.  As contemplated under the Purchase Agreement, 745,147 shares of common stock, par value $0.01 per share, of the Company were delivered to the former Sleep Train shareholders as partial payment of the purchase price.

The foregoing description is qualified in its entirety by reference to the press release, a copy of which is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01                   Financial Statements and Exhibits.

(a)                  Financial Statements of Businesses Acquired.

The financial statements of the business acquired required by this item will be filed by amendment to this Report no later than 71 days following the date that this Report is required to be filed.

(b)                  Pro Forma Financial Information.

The pro forma financial information required by this item will be filed by amendment to this Report no later than 71 days following the date that this Report is required to be filed.

(d)         Exhibits

10.1

ABL Credit Agreement dated as of October 20, 2014, among, Mattress Holding Corp., as borrower, Mattress Holdco, Inc., Barclays Bank PLC, as administrative agent, collateral agent and issuer, and the other lenders and issuers party thereto.

10.2

Term Loan Credit Agreement dated as of October 20, 2014, among, Mattress Holding Corp., as borrower, Mattress Holdco, Inc., Barclays Bank PLC, as administrative agent and collateral agent, and the other lenders party thereto.

10.3	Employment Agreement dated October 20, 2014, by and among Mattress Firm Holding Corp., Mattress Firm, Inc. and Dale R. Carlsen.

10.4	Employment Agreement dated October 20, 2014, by and among Mattress Firm Holding Corp., Mattress Firm, Inc. and Robert D. Killgore.

10.5	Form of Director and Officer Indemnification Agreement.

99.1	Press Release dated October 20, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATTRESS FIRM HOLDING CORP.

Date: October 21, 2014	By:	/s/ Alex Weiss
Alex Weiss
Executive Vice President and Chief Financial Officer

Index to Exhibits

Exhibit No.	Description
10.1

ABL Credit Agreement dated as of October 20, 2014, among, Mattress Holding Corp., as borrower, Mattress Holdco, Inc., Barclays Bank PLC, as administrative agent, collateral agent and issuer, and the other lenders and issuers party thereto.

10.2

Term Loan Credit Agreement dated as of October 20, 2014, among, Mattress Holding Corp., as borrower, Mattress Holdco, Inc., Barclays Bank PLC, as administrative agent and collateral agent, and the other lenders party thereto.

10.3	Employment Agreement dated October 20, 2014, by and among Mattress Firm Holding Corp., Mattress Firm, Inc. and Dale R. Carlsen.

10.4	Employment Agreement dated October 20, 2014, by and among Mattress Firm Holding Corp., Mattress Firm, Inc. and Robert D. Killgore.

10.5	Form of Director and Officer Indemnification Agreement.

99.1	Press Release dated October 20, 2014.